Exhibit 99.1

FOR IMMEDIATE RELEASE

UNIVERSAL AMERICAN SHAREHOLDERS APPROVE ISSUANCE OF ADDITIONAL
EQUITY TO FINANCE ACQUISITION OF MEMBERHEALTH

Rye Brook, N.Y.—August 24, 2007—At the annual meeting of shareholders of Universal American Financial Corp. (“Universal American”) (NASDAQ: UHCO) held yesterday, the shareholders approved the issuance of sufficient common and preferred stock to fund a part of the consideration with which Universal American will acquire MemberHealth Inc. (“MemberHealth”).  More than 99% of the voting shares voted in favor of the proposal.  Universal American’s shareholders also approved the other matters presented at the meeting, including increasing Universal American’s authorized shares and increasing the number of shares available under Universal American’s incentive compensation plan.

On May 8, 2007, Universal American announced that it entered into a definitive agreement to acquire MemberHealth, Inc. (“MemberHealth”), a privately-held pharmacy benefits manager (“PBM”) and sponsor of CCRx, a national Medicare Part D plan with more than 1.1 million members.  The purchase price of approximately $630 million consists of 55% in cash and 45% in Universal American common stock valued at $20 per share, plus potential performance-based consideration of up $150 million, payable in cash and Universal American stock.

Although there is no assurance, Universal American expects the MemberHealth transaction to close by the end of the third quarter.  The relevant state insurance regulators and The Centers for Medicare and Medicaid Services are proceeding with their review of the transaction.

About Universal American Financial Corp.

Universal American Financial Corp. is a specialty health and life insurance holding company. Through its family of companies, Universal American offers a broad array of health insurance and managed care products and services, primarily to the growing senior population.  Universal American is included in the NASDAQ Financial-100 Index, the Russell 2000 Index and the Russell 3000 Index.  For more information on Universal American, please visit our website at www.uafc.com.

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Universal American News Release

August 24, 2007

About MemberHealth, Inc.

MemberHealth, Inc. (MHRx) is a leading national Medicare Part D sponsor, offering Medicare prescription drug plans in 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands. MemberHealth has more than 60,000 pharmacies in its pharmacy network and covers 98 percent of the top 100 medications taken by Medicare beneficiaries.  MHRx established its reputation as a visionary provider of prescription drug benefits for insured and self-insured groups and discount prescription programs across the country, by focusing on strengthening the relationships between patients, their pharmacists and physicians, which ensures that patients can take medicines with confidence and save money. For more information on MHRx, please visit its web sites at www.mhrx.com or www.communitycarerx.com.

Universal American and its directors and executive officers were deemed to be participants in the solicitation of proxies from the stockholders of Universal American in connection with the transaction.  Information regarding the special interests of these directors and executive officers in the transaction was included in the proxy statement/prospectus of Universal American dated July 19, 2007.

Certain matters discussed in this news release and oral statements made from time to time by representatives of Universal American may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although Universal American believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond Universal American’s ability to control or predict. Important factors that may cause actual results to differ materially and could impact Universal American and the statements contained in this news release can be found in Universal American’s filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements in this news release, Universal American claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Universal American assumes no obligation to update or supplement any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACT:	- OR-	INVESTOR RELATIONS COUNSEL:

Robert Waegelein		The Equity Group Inc.
Executive Vice President &		www.theequitygroup.com
Chief Financial Officer (914) 934-8820		Linda Latman (212) 836-9609